UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2022

HOLLEY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39599	87-1727560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Russellville Road, Bowling Green, KY	42101
(Address of principal executive offices)	(Zip Code)

(270) 782-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HLLY	New York Stock Exchange
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	HLLY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2022, Holley Inc. (the “Company”) announced that the board of directors of the Company (the “Board”) approved the appointment of Jesse Weaver, 41, as the Company’s Chief Financial Officer, effective immediately. Mr. Weaver will succeed Stephen Trussell, who has served as the Company’s Interim Chief Financial Officer since September 30, 2022. Mr. Trussell will continue as the Company’s Vice President of Finance, a role he has held since 2009.

Prior to his appointment as Chief Financial Officer, Mr. Weaver served as the Senior Vice President of Finance at SmileDirectClub (NASDAQ: SDC) since 2021. Mr. Weaver also served at Dollar General Corporation (NYSE: DG) as the Vice President of Financial Planning and Analysis from 2019 to 2021 and as the Senior Director of Financial Planning and Analysis from 2017 to 2019.  Before joining Dollar General, Mr. Weaver held multiple leadership positions in finance at Yum! Brands (NYSE: YUM) U.S. Pizza Hut division.

The terms and conditions of Mr. Weaver’s appointment will be governed by an employment agreement dated as of December 12, 2022, between Holley Inc. and Mr. Weaver (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Weaver will receive an annualized base salary of $435,000 (“Base Salary”) and, beginning in 2023, will be eligible to receive an annual performance bonus ranging from 65% to 130% of his Base Salary, subject to Mr. Weaver’s achievement of specified objectives to be established by the Board or a committee thereof. Additionally, Mr. Weaver will receive a one-time signing bonus of $225,000, which Mr. Weaver will be obligated to repay if he voluntarily terminates his employment with the Company prior to the two-year anniversary of the date of payment of the signing bonus. Beginning in 2023, Mr. Weaver will also be granted annual stock compensation (“Annual Stock Grant”) in the amount of 150% of the Base Salary, in the form to be determined by the Compensation Committee of the Board. Concurrently with the Annual Stock Grant in 2023, Mr. Weaver will receive a one-time equity grant of Restricted Stock Units (“RSUs”) with a value of $100,000 as of the grant date. The RSUs will vest in equal installments on the first and second anniversary of the grant date. In the event that Mr. Weaver’s employment is terminated by the Company other than for “Cause” (as defined in the Employment Agreement), Mr. Weaver will be entitled to severance in an amount equal to six months of his Base Salary.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference. The above descriptions of the Employment Agreement contained herein are qualified in their entirety by the full text of such exhibit.

There are no arrangements or understandings between Mr. Weaver and any other persons pursuant to which he was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Weaver and any of the Company’s directors or other executive officers, and Mr. Weaver is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01         Regulation FD Disclosure.

On December 12, 2022, the Company issued a press release announcing the appointment of Mr. Weaver as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

The information under Item 7.01 of this Report, including Exhibit 99.1, attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated December 12, 2022, by and between Holley Inc. and Jesse Weaver
99.1	Press Release, dated December 12, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLEY INC.

	By:	/s/ Thomas W. Tomlinson
Name: Thomas W. Tomlinson
Date: December 12, 2022		Title: Chief Executive Officer